Exhibit 99.1

InnerWorkings Announces Second Quarter 2015 Results

Adjusted EBITDA grows 17% in constant currency;
New enterprise agreements signed in 2015 expected to exceed
$100 million in future annual revenue

CHICAGO, IL - August 6, 2015 - InnerWorkings, Inc. (NASDAQ: INWK), the leading global marketing execution firm, today reported results for the three months ended June 30, 2015. For all Non-GAAP references, please refer to the Non-GAAP reconciliation table below for more information.

Second Quarter Highlights

•	Revenue was $252.2 million as reported and $268.6 million in constant currency, reflecting 3% growth in constant currency over $260.3 million in the second quarter of 2014.

•	Gross profit for the quarter was $59.0 million as reported and $62.9 million in constant currency, reflecting 7% growth in constant currency over $58.9 million in the second quarter of 2014.

•	Non-GAAP Adjusted EBITDA was $10.1 million as reported and $11.1 million in constant currency, reflecting 17% growth in constant currency over $9.5 million in the second quarter of 2014.

•	Non-GAAP diluted earnings per share were $0.04 on a reported basis and $0.05 in constant currency, compared to Non-GAAP diluted earnings per share of $0.04 in the second quarter of 2014.

•	Non-GAAP adjusted operating cash flow was $7.8 million on a reported basis, compared to Non-GAAP adjusted operating cash flow of $6.4 million in the second quarter of 2014.

“With our most recent client wins, the new enterprise agreements we have signed so far in 2015 are expected to exceed $100 million in annual revenue once implemented,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “Our enterprise solution continues to resonate with Fortune 500 companies, which illustrates the growth opportunity in front of us.”

New Enterprise Client Agreements

InnerWorkings has recently been awarded several new enterprise contracts, highlighting the broad range of its marketing execution capabilities:

•
AstraZeneca, a global biopharmaceutical company that focuses on the discovery, development and commercialization of prescription medicines. Under this seven-year agreement, InnerWorkings will exclusively manage marketing print operations across North America utilizing three onsite teams based in Delaware, Maryland and Pennsylvania.

•	The leading retailer and distributor of automotive replacement parts and accessories in the U.S. to manage all in-store marketing materials and direct mail for over 5,000 retail locations.

•
A global leader of online commerce to manage branded packaging materials for all goods shipped to customers in the U.S. This solution is an extension of InnerWorkings’ emerging packaging offering and capitalizes on the growing trend of shipments driven by e-commerce.

•
A global, full-service events and engagement agency to execute marketing events for some of the most prominent brands at the most prestigious events around the world, starting with the 2016 Olympics in Brazil.

•
The leading gaming and entertainment venue operator in Las Vegas with 19 properties offering casinos, restaurants, entertainment venues and conference spaces. The contract includes all marketing and operational materials, and represents InnerWorkings first enterprise agreement in the gaming industry.

•
The largest and most prominent retailer of personalized gifts in the U.S. to manage in-store and at-home marketing efforts. By leveraging its VALO® technology platform, InnerWorkings will shorten delivery cycles of in-store marketing materials for over 600 retail locations.

•	The leading provider of manufacturing and building materials in North America to manage marketing materials, point-of-sale displays and permanent fixtures for their residential division.

“We are pleased with our profit growth and margin expansion during the quarter,” said Ryan K. Spohn, Interim Chief Financial Officer of InnerWorkings. “These improvements combined with our new business momentum keeps us on track to drive long-term leverage in the business.”

Outlook

The Company reaffirms its 2015 revenue guidance of 8% to 11% growth over 2014 in constant currency. The Company reaffirms its 2015 Non-GAAP Adjusted EBITDA guidance of $49 million to $51 million and Non-GAAP diluted earnings per share guidance of $0.25 to $0.27 in reported terms.

Conference Call

The management team will host a conference call to discuss the Company’s second quarter 2015 results, which will be broadcast live on Thursday, August 6, 2015, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, Ryan K. Spohn, Interim Chief Financial Officer, and Jeffrey P. Pritchett, incoming Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission:  Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow, Non-GAAP diluted earnings per share and constant currency. We believe these measures provide useful information to investors because they provide information about the estimated financial performance of the Company's ongoing business. These measures are used by management in its financial and operational decision-making and evaluation of overall operating performance. With respect to constant currency, we believe such presentation allows investors to measure our financial performance exclusive of foreign currency exchange fluctuations more clearly.  Constant currency for revenue, gross profit and Non-GAAP Adjusted EBITDA is calculated by retranslating current period results at a consistent rate with the prior period results. This approach is based on the pricing currency for each country, which is typically the functional currency. All of these non-GAAP financial measures may be different from similar measures used by other companies.  The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, please see the "GAAP to Non-GAAP Reconciliation” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward- looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

About InnerWorkings

InnerWorkings, Inc. (NASDAQ: INWK) is the leading global marketing execution firm serving Fortune 500 brands across a wide range of industries. As a comprehensive outsourced enterprise solution, the Company leverages proprietary technology, an extensive supplier network and deep domain expertise to streamline the production of branded materials and retail experiences across geographies and formats. InnerWorkings is based in Chicago, IL, employs approximately 1,600 individuals, and maintains 67 global offices in 30 countries. Among the many industries InnerWorkings serves are: retail, financial services, hospitality, consumer packaged goods, not-for-profits, healthcare, food & beverage, broadcasting & cable, and transportation. For more information visit: www.inwk.com.

CONTACT:
Jeff Pritchett
InnerWorkings, Inc.
312.999.1900
jpritchett@inwk.com

Condensed Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$252,227,148	$260,349,591	$494,322,645	$501,839,255
Cost of goods sold	193,247,621	201,422,560	380,278,414	388,327,830
Gross profit	58,979,527	58,927,031	114,044,231	113,511,425
Operating expenses:
Selling, general and administrative expenses	50,436,272	50,634,671	98,083,602	100,206,152
Depreciation and amortization	4,266,290	4,373,798	8,357,228	8,544,514
Change in fair value of contingent consideration	676,424	521,669	989,657	(173,508)
Income from operations	3,600,541	3,396,893	6,613,744	4,934,267
Total other expense	(1,065,330)	(1,058,167)	(2,105,119)	(2,173,840)
Income before income taxes	2,535,211	2,338,726	4,508,625	2,760,427
Income tax expense	1,104,050	733,354	1,938,744	865,648
Net income	$1,431,161	$1,605,372	$2,569,881	$1,894,779

Basic earnings per share	$0.03	$0.03	$0.05	$0.04
Diluted earnings per share	$0.03	$0.03	$0.05	$0.04

Weighted average shares outstanding, basic	52,588,482	51,543,799	52,651,310	51,444,535
Weighted average shares outstanding, diluted	53,352,194	53,199,279	53,485,193	52,766,406

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014
Cash and cash equivalents	$15,565,784	$22,577,942
Accounts receivable, net of allowance for doubtful accounts	187,162,678	179,465,922
Unbilled revenue	33,264,815	31,698,924
Inventories	38,007,801	27,162,642
Prepaid expenses	13,072,965	12,684,237
Other current assets	29,134,775	30,638,030
Total non-current assets	325,469,323	327,022,683
Total assets	$641,678,141	$631,250,380

Accounts payable	$150,017,874	$144,044,592
Other current liabilities	53,385,506	50,107,105
Revolving credit facility	111,934,520	104,538,750
Other non-current liabilities	32,407,339	36,413,364
Total stockholders' equity	293,932,902	296,146,569
Total liabilities and stockholders' equity	$641,678,141	$631,250,380

Cash Flow Data

	Six Months Ended June 30,
	2015	2014
Net cash provided by (used in) operating activities	$987,003	$(4,188,086)
Net cash used in investing activities	(8,655,647)	(8,429,758)
Net cash provided by financing activities	1,410,368	17,309,399
Effect of exchange rate changes on cash and cash equivalents	(753,882)	66,614
(Decrease) increase in cash and cash equivalents	(7,012,158)	4,758,169
Cash and cash equivalents, beginning of period	22,577,942	18,606,030
Cash and cash equivalents, end of period	$15,565,784	$23,364,199

Reconciliation of Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted Operating Cash Flow and Non-GAAP Diluted Earnings Per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating income	$3,600,541	$3,396,893	$6,613,744	$4,934,267
Depreciation and amortization	4,266,290	4,373,798	8,357,228	8,544,514
Stock-based compensation expense	1,566,966	1,252,457	3,627,704	2,648,731
Change in fair value of contingent consideration	676,424	521,669	989,657	(173,508)
Restatement-related professional fees	—	—	—	2,093,104
Non-GAAP Adjusted EBITDA	$10,110,221	$9,544,817	$19,588,333	$18,047,108

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net cash provided by (used in) operating activities	$7,262,599	$4,220,257	$987,003	$(4,188,086)
Net short-term advances on International receivables *	580,145	2,195,909	668,982	2,195,909
Non-GAAP Adjusted Operating Cash Flow	$7,842,744	$6,416,166	$1,655,985	$(1,992,177)

* US GAAP requires classification in financing activities despite inclusion in working capital on the balance sheet.

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$1,431,161	$1,605,372	$2,569,881	$1,894,779
Change in fair value of contingent consideration, net of tax	668,526	593,216	979,377	56,419
Restatement-related professional fees, net of tax	—	—	—	1,266,328
Adjusted net income	$2,099,687	$2,198,588	$3,549,258	$3,217,526
Weighted average shares outstanding, diluted	53,352,194	53,199,279	53,485,193	52,766,406
Non-GAAP Diluted Earnings Per Share	$0.04	$0.04	$0.07	$0.06